UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 17, 2008

Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 17, 2008, Advanced Micro Devices, Inc. (the “Company”) and Dr. Hector de J. Ruiz, the Company’s Chief Executive Officer, entered into an amendment (the “Amendment Agreement”) to the amended and restated employment agreement between the Company and Dr. Ruiz, dated as of December 12, 2007. Pursuant to the Amendment Agreement, Dr. Ruiz’ position will change from Chief Executive Officer to Executive Chairman of the Company, effective July 17, 2008. Dr. Ruiz will continue to serve as Chairman of the Company’s Board of Directors.

On July 17, 2008, the Company entered into an employment agreement with Derrick R. Meyer (the “Meyer Employment Agreement”) pursuant to which Mr. Meyer will succeed Dr. Ruiz as the Company’s Chief Executive Officer and will become its President and Chief Executive Officer, effective July 17, 2008. Mr. Meyer’s annual base salary will be $900,000. Mr. Meyer is also eligible for an annual performance bonus under the Company’s Executive Incentive Plan in a target amount of 200% of his base salary and a maximum amount of 400% of his base salary, to be payable upon his achievement of certain performance goals and objectives to be determined by the Company’s Board of Directors. Mr. Meyer will continue to serve on the Company’s Board of Directors.

Pursuant to the Meyer Employment Agreement, the Company will grant Mr. Meyer a non-qualified stock option to purchase 280,000 shares of the Company’s common stock (the “Stock Option”) effective as of August 15, 2008 (the “Grant Date”) under the Company’s 2004 Equity Incentive Plan (the “2004 EIP”), subject to approval by the Company’s Compensation Committee (the “Compensation Committee”). One-third of the shares subject to the Stock Option shall vest on the first anniversary of the Grant Date, and the remaining shares subject to the Stock Option shall vest in equal monthly installments so that all shares subject to the Stock Option shall be vested on the third anniversary of the Grant Date. Subject to the approval of the Compensation Committee, the Company will grant Mr. Meyer 158,000 restricted stock units (the “RSUs”) under the 2004 EIP on the Grant Date, which RSUs shall vest in three substantially equal annual installments from the Grant Date based on Mr. Meyer’s continued service to the Company through each such vesting date. In addition, subject to approval by the Compensation Committee, the Company will grant Mr. Meyer stock options to purchase an aggregate of 316,000 shares of the Company’s common stock (the “Long Term Stock Option”) under the 2004 EIP in four equal installments, with the first installment to be granted on the Grant Date and each remaining installment to be granted on successive quarterly anniversaries of the Grant Date. One-third of the shares subject to the Long Term Stock Option Plan shall vest on the first anniversary of the Grant Date, and one-twelfth of the shares subject to the Long Term Stock Option shall thereafter vest on each quarterly anniversary of the Grant Date.

Pursuant to the terms and conditions of the Meyer Employment Agreement, the Meyer Employment Agreement may be terminated by (i) the Company’s termination of Mr. Meyer for Cause (as defined in the Meyer Employment Agreement), (ii) Mr. Meyer’s Involuntary Termination Without Cause (as defined in the Meyer Employment Agreement), (iii) Mr. Meyer’s Constructive Termination (as defined in the Meyer Employment Agreement), (iv) Mr. Meyer’s voluntary election to terminate his employment with the Company or Mr. Meyer’s death or disability or (v) Mr. Meyer’s discretion, in the event the Compensation Committee fails to approve any of Mr. Meyer’s compensation subject to its approval.

In the event of Mr. Meyer’s Involuntary Termination Without Cause or Constructive Termination prior to or more than 24 months after a Change of Control (as defined in the Meyer Employment Agreement) of the Company, all equity awards then held by Mr. Meyer subject to vesting and based on Mr. Meyer’s continued service with the Company (i.e., non-performance vesting awards) shall accelerate and become fully vested. In addition, the exercise period for such equity awards shall be extended to the earlier of the fifth (5 th) anniversary of the date of termination or the expiration of such awards. In the event of Mr. Meyer’s Involuntary Termination Without Cause or Constructive Termination within 24 months of a Change of Control, all equity awards then held by Mr. Meyer shall accelerate and become fully vested. The exercise period for all such equity awards shall also be extended to the earlier of the fifth anniversary of the date of Mr. Meyer’s termination or the expiration of such awards.

In the event of Mr. Meyer’s Involuntary Termination Without Cause or Constructive Termination, the Company will pay Mr. Meyer a single lump sum amount calculated by multiplying the Severance Multiplier (as hereinafter defined) times the sum of Mr. Meyer’s base salary and the target amount of his annual bonus. The “Severance Multiplier” shall be (i) three, in the event of Mr. Meyer’s Involuntary Termination Without Cause or Constructive Termination on or prior to the fourth anniversary of the effective date of the Meyer Employment Agreement, and (ii) two, in the event of Mr. Meyer’s Involuntary Termination Without Cause or Constructive Termination after the fourth anniversary of the effective date of the Meyer Employment Agreement. The Company will provide Mr. Meyer health and welfare benefits for a period of eighteen (18) months following the date of termination, including, at the Company’s election, COBRA premiums for 18 months, and the Company shall pay Mr. Meyer an amount calculated to pay income taxes due, if any, as a result of the Company’s payment on his behalf for such welfare benefits.

Pursuant to the Meyer Employment Agreement, Mr. Meyer is subject to a (i) two-year non-compete covenant to refrain from engaging in activities that would be competitive or conflict with his obligations to the Company and (ii) two-year non-solicitation covenant to refrain from soliciting or influencing any persons or business to direct his or its purchase of the Company’s products to any other person or business in competition with the Company and to refrain from soliciting or influencing any persons employed by, or any consultant retained by, the Company to terminate his employment or consulting relationship with the Company or to become an employee of or consultant to any of the Company’s competitors.

A copy of the Amendment Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference, and a copy of the Meyer Employment Agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference. The foregoing descriptions of the Amendment Agreement and the Meyer Employment Agreement are qualified in their entirety by reference to the full text of the agreements.

A copy of the press release announcing the management changes in the Company is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amendment to Amended and Restated Employment Agreement between Advanced Micro Devices, Inc. and Hector de J. Ruiz, dated as of July 17, 2008.

10.2	Employment Agreement between Advanced Micro Devices, Inc. and Derrick Meyer, dated as of July 17, 2008.

99.1	Press release dated as of July 17, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2008	ADVANCED MICRO DEVICES, INC.

	By:	/s/ Faina Medzonsky
	Name:	Faina Medzonsky
	Title:	Assistant General Counsel and Assistant Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Amendment to Amended and Restated Employment Agreement between Advanced Micro Devices, Inc. and Hector de J. Ruiz, dated as of July 17, 2008.

10.2	Employment Agreement between Advanced Micro Devices, Inc. and Derrick Meyer, dated as of July 17, 2008.

99.1	Press release dated as of July 17, 2008.